UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2008

Mellanox Technologies, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Israel	001-33299	980233400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hermon Building, Yokneam,		20692
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-4-909-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2008, the Compensation Committee of the Board of Directors of Mellanox Technologies, Ltd. (the "Company") approved the payment of cash bonus awards to the following named executive officers of the Company (as identified in the Company’s proxy statement filed with the Securities and Exchange Commission on March 28, 2007) for services rendered for the fiscal year ended December 31, 2007 pursuant to the Company’s annual cash bonus compensation program in the following amounts:

1) Michael Gray, Chief Financial Officer (Principal Financial Officer) in the amount of: $34,200;
2) Michael Kagan, Vice President of Architecture in the amount of: $24,000; and
3) Thad Omura, Vice President of Product Marketing in the amount of: $30,300.

As previously disclosed, the Board of Directors of the Company previously approved a cash bonus award to Eyal Waldman, President and Chief Executive Officer, in the amount of $100,000 for services rendered for the fiscal year ended December 31, 2007 pursuant to the Company’s annual cash bonus compensation program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mellanox Technologies, Ltd.

January 31, 2008	By:	/s/ Michael Gray

Name: Michael Gray
Title: Chief Financial Officer